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                                                                    EXHIBIT 10.6
                                   CONOCO INC.
                           KEY EMPLOYEE SEVERANCE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 8, 2001)

                  Effective October 19, 2000, the Company amended and restated the Conoco Inc. Key Employee Severance Plan (the "Plan") for the benefit of certain employees of the Company and its subsidiaries. On July 17, 2001, the Board of Directors of the Company adopted a resolution amending the Plan to increase from 20 to 25 the number of employees that can be designated as Tier 2 Employees under the Plan by the Chief Executive Officer of the Company. On October 8, 2001, via merger, the Company reclassified its Class A Common Stock and Class B Common Stock into a single class of new common stock. In connection with such reclassification, the Board of Directors of the Company generally authorized the officers of the Company to undertake actions appropriate to effectuate the reclassification. Pursuant to such authority, the Company hereby amends and restates the Plan, effective October 8, 2001, to reflect the events described above.

                  All capitalized terms used herein are defined in Section 1 hereof. This Plan is intended to be a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and shall be interpreted in a manner consistent with such intention.

SECTION 1.  DEFINITIONS.  As hereinafter used:

1.1 "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000.

1.2 "Associate" means, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

1.3 "Beneficial Owner" means, with reference to any securities, any Person if:

                  (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially



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         own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

                  (c) such Person or any of such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or
         (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

         The terms "beneficially own" and "beneficially owning" have meanings that are correlative to this definition of the term "Beneficial Owner."

1.4 "Board" means the Board of Directors of the Company.

1.5 "Cause" means (i) the willful and continued failure by the Eligible Employee to substantially perform the Eligible Employee's duties with the Employer (other than any such failure resulting from



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the Eligible Employee's incapacity due to physical or mental illness), or (ii)
the willful engaging, not in good faith, by the Eligible Employee in conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise.

1.6 "Change in Control" means any of the following occurring on or after October 19, 2000:

                  (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of
         (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

                  (b) individuals who, as of October 19, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 19, 2000 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

                  (c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of



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         the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

                  (d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

1.7 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.8 "Common Stock" means the common stock, par value $.01 per share, of the Company.

1.9 "Company" means Conoco, Inc. or any successors thereto.

1.10 "Credited Compensation" means the aggregate of annual base salary, plus annual incentive compensation, plus an option-based amount, each as further described below. For purposes of this definition, (a) annual base salary shall be determined immediately prior to the Severance Date (without regard to any reductions therein which constitute Good Reason), (b) annual incentive compensation shall be deemed to equal the annual incentive compensation earned by such employee pursuant to the annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to such employee's Severance Date and (c) the option-based amount shall be an amount equal to 1/3 of the aggregate grant price of the guideline stock option award applicable in the most recent annual periodic grant to employees in the salary grade level assigned to the Severed Employee on the day prior to the Severance Date, without regard to any reduction in



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salary grade level which gives rise to Good Reason, where the aggregate grant price is the option award grant price multiplied by the number of shares of Common Stock subject to the award.

1.11 "Eligible Employee" means any employee that is a Tier 1A Employee, a Tier 1B Employee or a Tier 2 Employee.

1.12 "Employer" means the Company or any of its subsidiaries.

1.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.14 "Excise Tax" means any excise tax imposed under Section 4999 of the Code.

1.15 "Exempt Person" means any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

1.16 "Exempt Rights" means any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of October 19, 2000 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

1.17 "Exempt Transaction" means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

1.18 "Good Reason" means the occurrence, on or after the date of a Change in Control or prior to a Change in Control under the circumstances described in clause (x) or (y) of the third sentence of the definition of "Severance" contained in this Section 1 (treating all references in paragraphs (i) through (iii) below to a "Change in Control" as references to a "Potential Change in Control"), and without the Eligible Employee's written consent, of (i) the assignment to the Eligible Employee of duties in the aggregate that are inconsistent with the Eligible Employee's level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Eligible Employee's responsibilities from those in effect immediately prior to the date of the



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Change in Control; (ii) a reduction by the Company in the Eligible Employee's annual base salary or any adverse change in the Eligible Employee's aggregate annual and long term incentive compensation opportunity from that in effect immediately prior to the Change in Control which change is not pursuant to a program applicable to all comparably situated executives of the Company; or
(iii) the relocation of the Eligible Employee's principal place of employment to a location more than 35 miles from the Eligible Employee's principal place of employment immediately prior to the date of the Change in Control.

1.19 "Gross-Up Payment" has the meaning set forth in Section 2.4 hereof.

1.20 "Person" means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

1.21 "Plan" means the Conoco Inc. Key Employee Severance Plan, as set forth herein, as it may be amended from time to time.

1.22 "Plan Administrator" means the person or persons appointed from time to time by the Board which appointment may be revoked at any time by the Board.

1.23 A "Potential Change in Control" shall be deemed to have occurred if:

                  (a) the Company enters into a written agreement, the consummation of which would result in the occurrence of a Change in Control; or

                  (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control.

1.24 "Public Offering" means the initial sale of common equity securities of the Company pursuant to an effective registration statement (other than a registration on Form S-4 or S-8 or any successor or similar forms) filed under the Securities Act of 1933.

1.25 "Retirement Plans" means the Retirement Plan of Conoco Inc., and the Retirement Restoration Plan I of Conoco Inc.

1.26 "Severance" means the termination of an Eligible Employee's employment with the Employer (a) on or within two years following the date of a Change in Control, (i) by the Employer other than for Cause, or (ii) by the Eligible Employee for Good Reason, or (b) with respect to Tier 1A Employees only, by the Employee or the Employer for any reason, including Cause, during the 30-day period commencing on the first anniversary of the date of the Change in Control. An Eligible Employee will not be considered to have incurred a Severance if his employment is discontinued by reason of the Eligible Employee's death or a physical or mental condition causing such Eligible Employee's inability to substantially perform his duties with the Employer and entitling him or her to benefits under any long-term sick pay or disability income policy or program of the Employer. For purposes of this Plan, the Eligible Employee's employment shall be deemed to have been



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terminated following a Change in Control by the Employer without Cause or by the
Eligible Employee with Good Reason, if (x) the Eligible Employee's employment is terminated by the Employer without Cause following a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person (a) who has entered into a written agreement with the Company or an Affiliate of the Company the consummation of which would constitute a Change in Control or (b) who is described in Section 1.23(b), other than the Company, or (y) the Eligible Employee terminates his employment for Good Reason following a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person. Notwithstanding anything herein to the contrary, Good Reason shall not be deemed to have occurred unless the Company shall have been given (1) written notice of the Eligible Employee's assertion that an event constituting Good Reason has occurred, which notice shall be given not less than 30 days prior to the Severance Date to which such notice relates, and (2) a reasonable opportunity to cure such occurrence during such 30-day period.

1.27 "Severance Date" means the date on which an Eligible Employee incurs a Severance.

1.28 "Severance Pay" means the payment determined pursuant to Section 2.1 hereof.

1.29 "Severed Employee" means an Eligible Employee who has incurred a Severance.

1.30 "Tier 1A Employee" means any employee of the Employer who is an Executive Vice President of the Company on his or her Severance Date (without regard to any change in employment designation which gives rise to Good Reason).

1.31 "Tier 1B Employee" means any employee of the Employer who is not a Tier 1A Employee and who is in a salary grade level 10 or higher on his or her Severance Date (without regard to any reduction in salary grade level or change in employment designation which gives rise to Good Reason).

1.32 "Tier 2 Employee" means any employee of the Employer who is in salary grade level 8, 8A, 9 or 9A on his or her Severance Date and who has been designated for participation in the Plan as a Tier 2 Employee by the Compensation Committee of the Company or by the Chief Executive Officer of the Company, provided that the number of Tier 2 Employees designated by the Chief Executive Officer shall not exceed 25.

1.33 "Voting Stock" means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).




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SECTION 2.  BENEFITS.

2.1 Subject to Section 2.9, each Severed Employee shall be entitled to receive Severance Pay equal to the sum of (a) and (b). For this purpose, (a) is the Severed Employee's Credited Compensation, multiplied by (i) 3, in the case of a Tier 1A Employee, (ii) 2, in the case of a Tier 1B Employee and (iii) 1.5, in the case of a Tier 2 Employee and (b) is the present value, determined as of the Severed Employee's Severance Date, of the increase in benefits under the Retirement Plans that would result if the Severed Employee was credited with the following number of additional years of age and service under the Retirement
Plans: (i) 3, in the case of a Tier 1A Employee, (ii) 2, in the case of a Tier 1B Employee and (iii) 1.5, in the case of a Tier 2 Employee. Present value shall be determined based on the assumptions utilized under the Retirement Plan of Conoco Inc. for purposes of determining contributions under Code Section 412 for the most recently completed plan year.

2.2 Severance Pay (as well as any amount payable pursuant to Section 2.6 hereof) shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than 5 business days immediately following the Company's receipt of the Severed Employee's release, described in Section 2.9.

2.3 Subject to Section 2.9, for a period of 36 months immediately following the Severance Date, the Company shall arrange to provide the Severed Employee and his dependents life, accident and health insurance benefits substantially similar to those provided to the Severed Employee and his dependents immediately prior to the Severance Date, at no greater cost to the Severed Employee than the cost to the Severed Employee immediately prior to such date. Benefits otherwise receivable by the Severed Employee pursuant to this Section 2.3 shall be reduced to the extent benefits of the same type are received by or made available to the Severed Employee during the applicable period from another employer (and any such benefits received by or made available to the Severed Employee shall be reported to the Company by the Severed Employee).

2.4 Subject to Section 2.9, any of the payments or benefits received or to be received by a Severed Employee in connection with the Change in Control or his termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Severed Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Severed Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. The Gross-Up Payment, if any, shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but, in any event, not later than 10 business days immediately following the expiration of the revocation period, if any, applicable to the Severed Employee's release, described in Section 2.9.

2.5 In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Severed Employee shall repay to the



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Company, within five business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction, plus interest on the amount of such repayment at 120% of the semiannual compounding short term Applicable Federal Rate published with respect to the month in which occurs the Severance Date. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Severed Employee with respect to such excess) within five business days following the time that the amount of such excess is finally determined. The Severed Employee shall notify the Company immediately of the assertion by any taxing authority of any underpayment of tax. The Severed Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments and in resolving any dispute with any taxing authority regarding any asserted underpayment of Excise Tax.

2.6 Each Severed Employee shall be entitled to receive the employee's full salary through the Severance Date and, subject to Section 2.9 but notwithstanding any provision of the Company's annual incentive plan to the contrary, a cash lump sum amount equal to a pro rata portion to the Severance Date of the aggregate value of the annual incentive compensation award to such Severed Employee for the then uncompleted fiscal year under such plan, calculated by multiplying the award earned by the Severed Employee during the most recently completed fiscal year, by the fraction obtained by dividing the number of full months and any fractional portion of a month during said fiscal year through the Severance Date by 12.

2.7 The Company will pay to each Eligible Employee all reasonable legal fees and expenses incurred by such Eligible Employee in pursuing any claim under the Plan, which claim is successful in any part.

2.8 The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

2.9 No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he or she first executes a written release substantially in the form attached as Exhibit A hereto, (or, if the Severed Employee was not a United States employee, a similar release which is in accordance with the applicable laws in the relevant jurisdiction).




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SECTION 3.  PLAN ADMINISTRATION.

3.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

3.2 In the event of a claim by an Eligible Employee as to the amount or timing of any payment or benefit, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within 14 days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. Except as provided in the preceding portion of this Section 3.2, all disputes under this Plan shall be settled exclusively by binding arbitration in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

3.3 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

3.4 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

SECTION 4.  PLAN TERM; AMENDMENT.

         This amended and restated Plan shall be effective as of October 8, 2001. Subject only to the limitations set forth in this Section 4, the Plan may be amended or terminated by the Board at any time. Notwithstanding the foregoing, prior to October 19, 2005 (or, if later, the third anniversary of a Change in Control should that Change in Control occur on or before October 19,
2005), (a) the Plan may not be amended or terminated if such amendment would be adverse to the interests of any Eligible Employee, without such Eligible Employee's written consent, and (b) an Eligible Employee who has been designated as a Tier 2 Employee may not lose such designation if such loss of designation would be adverse to the interests of that Eligible Employee, without such Eligible Employee's written consent.




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

SECTION 5.  GENERAL PROVISIONS.

5.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

5.2 If the Company is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Pay hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

5.3 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

5.4 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

5.5 This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Employer.

5.6 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

5.7 The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

5.8 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first-class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

5.9 This Plan shall be construed and enforced according to the laws of the State of Delaware.




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
                                                                       Exhibit A

                          WAIVER AND RELEASE OF CLAIMS

        In consideration of, and subject to, the payments to be made to me by Conoco Inc., a Delaware corporation (the "Company") or any of its subsidiaries, pursuant to the Conoco Inc. Key Employee Severance Plan (the "Plan"), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary or parent of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary or parent of the Company, and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary or parent of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

        Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

        I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgement of my rights reserved under the second paragraph above.


Signature:_____________________________             Dated:______________




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